For more information, contact:

Katharine Boyce

Investor Relations Coordinator

Acxiom Corporation

(501) 342-1321

Investor.relations@acxiom.com

EACXM

Acxiom Announces Second Quarter Fiscal 2009 Results

Quarterly Results Highlighted by 160 Percent Increase in Operating Cash Flow Driven by an Improvement in Operating Expenses

LITTLE ROCK, Ark. — October 29, 2008 — Acxiom® Corporation (NASDAQ: ACXM) today announced financial results for the second quarter of its 2009 fiscal year ended September 30, 2008. Acxiom will hold a conference call at 4:30 p.m. CDT today to further discuss this information. Interested parties are invited to listen to the call, which will be broadcast via the Internet at www.acxiom.com.

Revenue for the second quarter of fiscal 2009 was $328.9 million, compared to $348.9 million in the second quarter of fiscal 2008. Income from operations for the quarter ended September 30, 2008 was $34.3 million, compared with $18.2 million for the period ended September 30, 2007. Earnings per diluted share for the quarter were $0.20, versus earnings of $0.11 per diluted share in the prior-year period. The current-year quarter included unusual gain items of $2.4 million. The prior-year quarter included unusual loss items of $14.8 million. If unusual items were excluded, earnings per diluted share would be $0.18 and $0.15 in the current quarter and prior-year quarter, respectively.

For the six-month period ended September 30, 2008, revenue totaled $660.0 million, versus $683.5 million for the comparable prior-year period. Income from operations for the current six-month period was $59.9 million, compared to $18.8 million for the six months ended September 30, 2007. Earnings per diluted share were $.34 for the six months ended September 30, 2008 versus a loss of $.06 per diluted share in the prior-year six-month period. The current-year period includes unusual gain items of $4.0 million. The prior-year period includes the impact of $35.4 million in unusual expense items. Excluding unusual items, earnings per diluted share would be $.31 and $.21 in the current six-month period and prior-year six-month period, respectively.

John Meyer, Acxiom Corporation’s Chief Executive Officer and President, commented, “Overall, I am satisfied with our second quarter results. We have reduced our operating expenses and improved our operating cash flow in this difficult economic environment. We are focused on managing the business efficiently during these challenging times while we implement the strategies and measures in our global sales organization that we believe will lead to renewed revenue growth for Acxiom.”

Second Quarter 2009 Highlights:

•	Revenue of $328.9 million compared to $348.9 million in the second quarter a year ago.
•

Income from operations of $34.3 million compared to $18.2 million in the second quarter last year. Income from operations for the current year included unusual gain items of $2.4 million. The prior year quarter included $14.8 million of unusual expense items.

•

Earnings per diluted share of $0.20 compared to earnings per diluted share of $0.11 in the second quarter of fiscal 2008. Excluding the impact of unusual items, earnings per diluted share would be $0.18 in the current period and $0.15 in the prior-year period.

•	Operating cash flow of $86.8 million compared to $33.4 million in the second quarter a year ago.
•

Free cash flow available to equity of $71.6 million compared to negative $11.3 million a year ago. Free cash flow available to equity in the current quarter includes the proceeds of $24.2 million from the sale of a building. Free cash flow available to equity is a non-GAAP financial measure; a reconciliation to the comparable GAAP measure, operating cash flow, is attached to this press release.

Operational Highlights:

•

Information Services: This segment includes the company’s global lines of business for Customer Data Integration (CDI) and Marketing Services, Digital Marketing Services, Information Technology Services, and Consulting Services. Revenue for the quarter was $233.6 million, compared to $245.0 million in the second quarter of the previous year. Operating income for the quarter was $40.6 million, compared to $35.9 million in the second quarter of fiscal 2008. Prior year amounts included $4.9 million of unusual charges. For the six months ended September 30, 2008, revenue totaled $470.3 million, compared to revenue for the prior-year six-month period of $485.4 million. Operating income for the current six-month period equaled $79.3 million versus $69.9 million for the six-month period ended September 30, 2007. The prior-year six-month period included unusual charges of $10.0 million.

•

Information Products: This segment is comprised of the company’s global Information Products lines of business and the U.S. Background Screening Products line of business. Revenue for the quarter was $95.3 million, compared with $103.8 million in the second quarter of the previous year. Operating income for the quarter was $8.5 million, compared to $11.7 million in the second quarter of the previous year. Revenue for the six months ended September 30, 2008 was $189.7 million compared to $198.1 million for the prior-year six-month period. Operating income for the current-year six-month period was $13.1 million compared to operating income of $13.8 million for the six-month period ended September 30, 2007.

•

Corporate and Other Expenses: For the quarter ended September 30, 2008, corporate and other expenses totaled $14.8 million, compared to $29.3 million for the period ended September 30, 2007. The current quarter includes unusual gain items of $2.4 million. The prior period included unusual expense items of $9.9 million. For the six months ended September 30, 2008, corporate and other expenses totaled $32.5 million, compared to $64.9 million for the period ended September 30, 2007. The current period includes unusual gain items of $2.9 million. The prior period included unusual expense items of $25.3 million.

Other Second Quarter Highlights

•

During the quarter, the company completed the acquisition of the Database Marketing Solutions division of ChoicePoint Precision Marketing LLC, a subsidiary of ChoicePoint Inc. for a purchase price of $9.0 million. With the purchase, Acxiom added seven clients from multiple industries – including banking, insurance and media – who will benefit from Acxiom’s data integration, analytics, data and multi-channel marketing capabilities worldwide.

•

The company completed the acquisition of the direct marketing technology unit of Alvion, LLC for a purchase price of $3.6 million. With this acquisition, Acxiom obtained a proven online marketing list fulfillment platform that can be used by small and medium size businesses that need immediate access to marketing information through a software-as-a-service environment. The platform can also be used on an OEM basis by information product resellers and by larger Acxiom clients that have their own broker networks and rely on quality marketing information.

Outlook

The company provided its outlook for fiscal 2009 at an investor conference on June 17 and affirmed the guidance on July 30, 2008. Based on current results and future expectations, the company is revising its revenue and free cash flow to equity estimates for the current year. The expectation for earnings per diluted share remains the same. Updated estimates for fiscal 2009 are as follows:

•	Revenue is expected to be in the range of $1.3 billion to $1.34 billion.
•	Earnings per diluted share, excluding unusual items, are expected to be in the range of $0.66 to $0.72.
•	Free cash flow to equity, which is a non-GAAP measure, is expected to be in the range of $85 million to $95 million.

Web Link to Financials

http://www.acxiom.com/FY09_Q2_Financials is a link to the detailed financial information we typically attach to our earnings releases.

About Acxiom Corporation

The global leader in interactive marketing services, Acxiom connects clients with their customers through deep consumer insight, powering effective and profitable marketing initiatives and business decisions. Our consultative approach spans multiple industries and incorporates decades of experience in consumer data and analytics, information technology, data integration and consulting solutions for effective marketing across digital, Internet, email, mobile and direct mail channels. Founded in 1969, Acxiom is headquartered in Little Rock, Ark., and serves clients around the world from locations in the United States, Europe and Asia-Pacific. For more information about Acxiom, visit www.acxiom.com.

Forward Looking Statement

This release and today’s conference call contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially. Such statements may include but are not necessarily limited to the following: that the projected revenue, earnings per share and free cash flow to equity will be within the estimated ranges for fiscal year 2009. The following are factors, among others, that could cause actual results to differ materially from these forward-looking statements: The possibility that certain contracts may not be closed, or may not be closed within the anticipated time frames; the possibility that clients may attempt to reduce the amount of business they do with the company; the possibility that in the event that a change of control of the company was sought that certain of the clients of the company would invoke certain provisions in their contracts resulting in a decline in the revenue and profit of the company; the possibility that certain contracts may not generate the anticipated revenue or profitability; the possibility that negative changes in economic or other conditions might lead to a reduction in demand for our products and services; the possibility of an economic slowdown or that economic conditions in general will not be as expected; the possibility that the historical seasonality of our business may change; the possibility that significant customers may experience extreme, severe economic difficulty; the possibility that the integration of acquired businesses may not be as successful as planned; the possibility that the fair value of certain of our assets may not be equal to the carrying value of those assets now or in future time periods; the possibility that sales cycles may lengthen; the possibility that we may not be able to attract and retain qualified technical and leadership associates, or that we may lose key associates to other organizations; the possibility that we won’t be able to properly motivate our sales force or other associates; the possibility that we won’t be able to achieve cost reductions and avoid unanticipated costs; the possibility that we won’t be able to continue to receive credit upon satisfactory terms and conditions; the possibility that competent, competitive products, technologies or services will be introduced into the marketplace by other companies; the possibility that we may be subjected to pricing pressure due to market conditions and/or competitive products and services; the possibility that there will be changes in consumer or business information industries and markets that negatively impact the company; the possibility that changes in accounting pronouncements may occur and may impact these projections; the possibility that we won’t be able to protect proprietary information and technology or to obtain necessary licenses on commercially reasonable terms; the possibility that we may encounter difficulties when entering new markets or industries; the possibility that there will be changes in the legislative, accounting, regulatory and consumer environments affecting our business, including but not limited to litigation, legislation, regulations and customs relating to our ability to collect, manage, aggregate and use data; the possibility that data suppliers might withdraw data from us, leading to our inability to provide certain products and services; the possibility that we may enter into short-term contracts which would affect the predictability of our revenues; the possibility that the amount of ad hoc, volume-based and project work will not be as expected; the possibility that we may experience a loss of data center capacity or interruption of telecommunication links or power sources; the possibility that we may experience failures or breaches of our network and data security systems, leading to potential adverse publicity, negative customer reaction, or liability to third parties; the possibility that postal rates may increase, thereby leading to reduced volumes of business; the possibility that our clients may cancel or modify their agreements with us; the possibility that we will not successfully complete customer contract requirements on time or meet the service levels specified in the contracts, which may result in contract penalties or lost revenue; the possibility that we experience processing errors which result in credits to customers, re-performance of services or payment of damages to customers; the possibility that the services of the United States Postal Service, their global counterparts and other delivery systems may be disrupted; and the possibility that we may be affected by other competitive factors.

With respect to the provision of products or services outside our primary base of operations in the United States, all of the above factors apply, along with the difficulty of doing business in numerous sovereign jurisdictions due to differences in scale, competition, culture, laws and regulations.

Other factors are detailed from time to time in our periodic reports and registration statements filed with the United States Securities and Exchange Commission. We believe that we have the product and technology offerings, facilities, associates and competitive and financial resources for continued business success, but future revenues, costs, margins and profits are all influenced by a number of factors, including those discussed above, all of which are inherently difficult to forecast.

We undertake no obligation to update the information contained in this press release or any other forward-looking statement.

Acxiom is a registered trademark of Acxiom Corporation

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Three Months Ended
	September 30,
			$	%
	2008	2007	Variance	Variance

Revenue:
Services	233,605	245,033	(11,428)	(4.7%)
Products	95,330	103,821	(8,491)	(8.2%)
Total revenue	328,935	348,854	(19,919)	(5.7%)

Operating costs and expenses:
Cost of revenue
Services	180,986	196,333	15,347	7.8%
Products	77,038	81,802	4,764	5.8%
Total cost of revenue	258,024	278,135	20,111	7.2%

Services gross margin	22.5%	19.9%
Products gross margin	19.2%	21.2%
Total gross margin	21.6%	20.3%

Selling, general and administrative	38,988	42,602	3,614	8.5%
Gains, losses and other items, net	(2,370)	9,932	12,302	123.9%

Total operating costs and expenses	294,642	330,669	36,027	10.9%

Income from operations	34,293	18,185	16,108	88.6%

Other income (expense):
Interest expense	(8,591)	(13,842)	5,251	37.9%
Other, net	287	1,331	(1,044)	(78.4%)

Total other income (expense)	(8,304)	(12,511)	4,207	33.6%

Earnings before income taxes	25,989	5,674	20,315	358.0%

Income taxes	10,136	(3,521)	(13,657)	(387.9%)

Net earnings	15,853	9,195	6,658	72.4%

Earnings per share:

Basic	0.20	0.11	0.09	81.8%

Diluted	0.20	0.11	0.09	81.8%

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Six Months Ended
	September 30,
			$	%
	2008	2007	Variance	Variance

Revenue:
Services	470,300	485,425	(15,125)	(3.1%)
Products	189,708	198,098	(8,390)	(4.2%)
Total revenue	660,008	683,523	(23,515)	(3.4%)

Operating costs and expenses:
Cost of revenue
Services	359,847	390,935	31,088	8.0%
Products	154,755	163,805	9,050	5.5%
Total cost of revenue	514,602	554,740	40,138	7.2%

Services gross margin	23.5%	19.5%
Products gross margin	18.4%	17.3%
Total gross margin	22.0%	18.8%

Selling, general and administrative	88,470	84,637	(3,833)	(4.5%)
Gains, losses and other items, net	(2,915)	25,322	28,237	111.5%

Total operating costs and expenses	600,157	664,699	64,542	9.7%

Income from operations	59,851	18,824	41,027	218.0%

Other income (expense):
Interest expense	(18,050)	(27,417)	9,367	34.2%
Other, net	1,646	1,514	132	8.7%

Total other income (expense)	(16,404)	(25,903)	9,499	36.7%

Earnings (loss) before income taxes	43,447	(7,079)	50,526	713.7%

Income taxes	16,944	(2,584)	(19,528)	(755.7%)

Net earnings (loss)	26,503	(4,495)	30,998	689.6%

Earnings (loss) per share:

Basic	0.34	(0.06)	0.40	666.7%

Diluted	0.34	(0.06)	0.40	666.7%

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF EARNINGS PER SHARE
(Unaudited)
(In thousands, except earnings per share)

	For the Three Months Ended

	September 30,	September 30,
	2008	2007

Basic earnings per share:

Numerator - net earnings (loss)	15,853	9,195

Denominator - weighted-average shares outstanding	77,716	80,646

Basic earnings (loss) per share	0.20	0.11

Diluted earnings per share:

Numerator - net earnings (loss)	15,853	9,195

Denominator - weighted-average shares outstanding	77,716	80,646

Dilutive effect of common stock options, warrants and restricted stock	447	1,839

	78,163	82,485

Diluted earnings (loss) per share	0.20	0.11

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF EARNINGS PER SHARE
(Unaudited)
(In thousands, except earnings per share)

	For the Six Months Ended

	September 30,	September 30,
	2008	2007

Basic earnings per share:

Numerator - net earnings (loss)	26,503	(4,495)

Denominator - weighted-average shares outstanding	77,559	79,993

Basic earnings (loss) per share	0.34	(0.06)

Diluted earnings per share:

Numerator - net earnings (loss)	26,503	(4,495)

Denominator - weighted-average shares outstanding	77,559	79,993

Dilutive effect of common stock options, warrants and restricted stock	400	-

	77,959	79,993

Diluted earnings (loss) per share	0.34	(0.06)

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	September 30,	September 30,
Revenue:	2008	2007

Information services	233,605	245,033
Information products	95,330	103,821

Total revenue	328,935	348,854

Income from operations:

Information services	40,649	35,859
Information products	8,485	11,674
Corporate & other	(14,841)	(29,348)

Total income from operations	34,293	18,185

Margin:

Information services	17.4%	14.6%
Information products	8.9%	11.2%

Total margin	10.4%	5.2%

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

	For the Six Months Ended

	September 30,	September 30,
Revenue:	2008	2007

Information services	470,300	485,425
Information products	189,708	198,098

Total revenue	660,008	683,523

Income from operations:

Information services	79,275	69,929
Information products	13,063	13,838
Corporate & other	(32,487)	(64,943)

Total income from operations	59,851	18,824

Margin:

Information services	16.9%	14.4%
Information products	6.9%	7.0%

Total margin	9.1%	2.8%

ACXIOM CORPORATION AND SUBSIDIARIES
PRODUCTS REVENUE AND COST OF PRODUCTS SUPPLEMENTAL SCHEDULE
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	September 30,	September 30,	$	%
	2008	2007	Variance	Variance

Products	73,782	83,982	(10,200)	(12.1%)
Passthrough data	21,548	19,839	1,709	8.6%

Total products revenue	95,330	103,821	(8,491)	(8.2%)

Cost of products revenue:
Products	55,490	61,963	6,473	10.4%
Passthrough data	21,548	19,839	(1,709)	(8.6%)

Total cost of products	77,038	81,802	4,764	5.8%

Margin:

Products	24.8%	26.2%
Passthrough data	0.0%	0.0%
Total products	19.2%	21.2%

ACXIOM CORPORATION AND SUBSIDIARIES
PRODUCTS REVENUE AND COST OF PRODUCTS SUPPLEMENTAL SCHEDULE
(Unaudited)
(Dollars in thousands)

	For the Six Months Ended

	September 30,	September 30,	$	%
	2008	2007	Variance	Variance

Products	145,946	158,667	(12,721)	(8.0%)
Passthrough data	43,762	39,431	4,331	11.0%

Total products revenue	189,708	198,098	(8,390)	(4.2%)

Cost of products revenue:
Products	110,993	124,374	13,381	10.8%
Passthrough data	43,762	39,431	(4,331)	(11.0%)

Total cost of products	154,755	163,805	9,050	5.5%

Margin:

Products	23.9%	21.6%
Passthrough data	0.0%	0.0%
Total products	18.4%	17.3%

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	September 30,	March 31,	$	%
	2008	2008	Variance	Variance
Assets
Current assets:
Cash and cash equivalents	93,370	62,661	30,709	49.0%
Trade accounts receivable, net	220,147	216,462	3,685	1.7%
Refundable income taxes	1,031	16,080	(15,049)	(93.6%)
Deferred income taxes	47,366	44,211	3,155	7.1%
Other current assets	51,294	45,645	5,649	12.4%

Total current assets	413,208	385,059	28,149	7.3%

Property and equipment	737,299	765,046	(27,747)	(3.6%)
Less - accumulated depreciation and amortization	513,244	498,777	14,467	2.9%

Property and equipment, net	224,055	266,269	(42,214)	(15.9%)

Software, net of accumulated amortization	56,371	59,263	(2,892)	(4.9%)
Goodwill	473,867	484,796	(10,929)	(2.3%)
Purchased software licenses, net of accumulated amortization	88,530	111,574	(23,044)	(20.7%)
Deferred costs, net	80,369	90,707	(10,338)	(11.4%)
Data acquisition costs	42,385	51,566	(9,181)	(17.8%)
Other assets, net	23,757	22,621	1,136	5.0%

	1,402,542	1,471,855	(69,313)	(4.7%)

Liabilities and Stockholders' Equity
Current liabilities:
Current installments of long-term debt	49,243	69,259	(20,016)	(28.9%)
Trade accounts payable	35,954	45,749	(9,795)	(21.4%)
Accrued payroll and related expenses	39,762	39,061	701	1.8%
Other accrued expenses	95,976	121,441	(25,465)	(21.0%)
Deferred revenue	57,626	64,116	(6,490)	(10.1%)

Total current liabilities	278,561	339,626	(61,065)	(18.0%)

Long-term debt	542,970	575,308	(32,338)	(5.6%)

Deferred income taxes	62,353	51,429	10,924	21.2%

Other liabilities	5,169	4,980	189	3.8%

Stockholders' equity:
Common stock	11,490	11,428	62	0.5%
Additional paid-in capital	791,388	779,815	11,573	1.5%
Retained earnings	430,949	413,758	17,191	4.2%
Accumulated other comprehensive income	17,500	33,976	(16,476)	(48.5%)
Treasury stock, at cost	(737,838)	(738,465)	627	(0.1%)

Total stockholders' equity	513,489	500,512	12,977	2.6%

	1,402,542	1,471,855	(69,313)	(4.7%)

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	September 30,

	2008	2007

Cash flows from operating activities:
Net earnings (loss)	15,853	9,195
Non-cash operating activities:
Depreciation and amortization	50,727	60,819
Loss (gain) on disposal or impairment of assets, net	(1,131)	(384)
Deferred income taxes	5,138	(1,185)
Non-cash stock compensation expense	3,628	1,672
Changes in operating assets and liabilities:
Accounts receivable	4,923	(15,666)
Other assets	11,439	2,178
Deferred costs	(1,452)	(7,227)
Accounts payable and other liabilities	3,968	(196)
Deferred revenue	(6,290)	(15,790)
Net cash provided by operating activities	86,803	33,416
Cash flows from investing activities:
Sale of assets	24,174	-
Capitalized software	(4,118)	(9,820)
Capital expenditures	(7,245)	(5,291)
Data acquisition costs	(6,507)	(4,403)
Payments received from investments	102	1,799
Net cash paid in acquisitions	(12,668)	(2,791)
Net cash used by investing activities	(6,262)	(20,506)
Cash flows from financing activities:
Payments of debt	(36,197)	(27,346)
Dividends paid	(4,662)	-
Sale of common stock	2,641	6,281
Tax benefit of stock options exercised	55	344
Net cash used by financing activities	(38,163)	(20,721)
Effect of exchange rate changes on cash	(807)	262

Net increase (decrease) in cash and cash equivalents	41,571	(7,549)
Cash and cash equivalents at beginning of period	51,799	61,380
Cash and cash equivalents at end of period	93,370	53,831

Supplemental cash flow information:
Cash paid (received) during the period for:
Interest	7,067	13,850
Income taxes	(5,929)	96
Payments on capital leases and installment payment arrangements	11,204	17,651
Payments on software and data license liabilities	8,420	7,279
Other debt payments, excluding line of credit	2,073	2,416
Prepayment of debt	14,500	-
Noncash investing and financing activities:
Acquisition of property and equipment under capital lease
and installment payment arrangements	3,835	8,498
Software licenses and maintenance acquired under software obligation	1,546	493
Note payable issued in acquisition	-	300

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	For the Six Months Ended

	September 30,

	2008	2007

Cash flows from operating activities:
Net earnings (loss)	26,503	(4,495)
Non-cash operating activities:
Depreciation and amortization	104,620	119,921
Loss (gain) on disposal or impairment of assets, net	(3,242)	(74)
Deferred income taxes	7,853	(3,741)
Non-cash stock compensation expense	6,232	3,030
Changes in operating assets and liabilities:
Accounts receivable	(11,335)	(4,446)
Other assets	20,815	1,386
Deferred costs	(2,068)	(12,772)
Accounts payable and other liabilities	(27,328)	(3,293)
Deferred revenue	(6,774)	(28,513)
Net cash provided by operating activities	115,276	67,003
Cash flows from investing activities:
Sale of assets	24,174	-
Capitalized software	(9,129)	(18,267)
Capital expenditures	(12,951)	(8,158)
Cash collected from sale of software	2,000	-
Data acquisition costs	(15,129)	(12,987)
Payments received from investments	2,596	1,799
Net cash paid in acquisitions	(12,703)	(5,471)
Net cash used by investing activities	(21,142)	(43,084)
Cash flows from financing activities:
Proceeds from debt	-	2,127
Payments of debt	(59,501)	(58,629)
Dividends paid	(9,312)	-
Sale of common stock	5,915	42,101
Tax benefit of stock options exercised	115	5,968
Net cash used by financing activities	(62,783)	(8,433)
Effect of exchange rate changes on cash	(642)	569

Net increase (decrease) in cash and cash equivalents	30,709	16,055
Cash and cash equivalents at beginning of period	62,661	37,776
Cash and cash equivalents at end of period	93,370	53,831

Supplemental cash flow information:
Cash paid (received) during the period for:
Interest	16,421	27,738
Income taxes	(5,887)	211
Payments on capital leases and installment payment arrangements	24,083	36,788
Payments on software and data license liabilities	16,788	13,772
Other debt payments, excluding line of credit	4,130	5,942
Prepayment of debt	14,500	-
Revolving credit payments	-	2,127
Noncash investing and financing activities:
Acquisition of property and equipment under capital lease
and installment payment arrangements	5,659	15,720
Construction and other financing	-	5,351
Software licenses and maintenance acquired under software obligation	1,546	493
Note payable issued in acquisition	-	300

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW AVAILABLE TO EQUITY
AND RECONCILIATION TO OPERATING CASH FLOW
(Unaudited)
(Dollars in thousands)

	06/30/07	09/30/07	12/31/07	03/31/08	YTD FY2008	06/30/08	09/30/08	YTD FY2009

Net cash provided by operating activities	33,587	33,416	122,269	78,534	267,806	28,473	86,803	115,276

Plus:
Sale of assets	-	-	-	-	-	-	24,174	24,174
Payments received from investments	-	1,799	1,804	-	3,603	2,494	102	2,596
Disposition of operations	-	-	14,250	-	14,250	-	-	-

Less:
Capitalized software	(8,447)	(9,820)	(8,507)	(6,571)	(33,345)	(5,011)	(4,118)	(9,129)
Capital expenditures	(2,867)	(5,291)	(6,891)	(6,551)	(21,600)	(5,706)	(7,245)	(12,951)
Data acquisition costs	(8,623)	(4,403)	(9,634)	(9,503)	(32,163)	(8,622)	(6,507)	(15,129)
Payments on capital leases and installment payment arrangements	(19,137)	(17,651)	(17,542)	(15,376)	(69,706)	(12,879)	(11,204)	(24,083)
Payments on software and data license liabilities	(6,493)	(7,279)	(6,226)	(11,821)	(31,819)	(8,368)	(8,420)	(16,788)
Other required debt payments	(3,526)	(2,416)	(5,612)	(13,492)	(25,046)	(2,057)	(2,073)	(4,130)

Subtotal	(15,506)	(11,645)	83,911	15,220	71,980	(11,676)	71,512	59,836

Plus:
Tax benefit of stock options and warrants	5,624	344	25	(480)	5,513	60	55	115

Subtotal	(9,882)	(11,301)	83,936	14,740	77,493	(11,616)	71,567	59,951

Plus:
Cash collected from sale of software	-	-	-	-	-	2,000	-	2,000

Total	(9,882)	(11,301)	83,936	14,740	77,493	(9,616)	71,567	61,951

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)
								Q2 FY08 to Q2 FY09
	06/30/07	09/30/07	12/31/07	03/31/08	FY2008	06/30/08	09/30/08%		$

Services	240,392	245,033	244,646	239,700	969,771	236,695	233,605	-4.7%	(11,428)
Products	94,277	103,821	106,113	110,097	414,308	94,378	95,330	-8.2%	(8,491)
Total revenue	334,669	348,854	350,759	349,797	1,384,079	331,073	328,935	-5.7%	(19,919)

Cost of revenue
Services	194,602	196,333	188,659	225,776	805,370	178,861	180,986	7.8%	15,347
Products	82,003	81,802	82,091	78,964	324,860	77,717	77,038	5.8%	4,764
Total cost of revenue	276,605	278,135	270,750	304,740	1,130,230	256,578	258,024	7.2%	20,111

Selling, general and administrative	42,035	42,602	46,118	46,496	177,251	49,482	38,988	8.5%	3,614
Gains, losses and other items, net	15,390	9,932	(63,489)	74,519	36,352	(545)	(2,370)	123.9%	12,302

Total operating costs and expenses	334,030	330,669	253,379	425,755	1,343,833	305,515	294,642	10.9%	36,027

Income from operations	639	18,185	97,380	(75,958)	40,246	25,558	34,293	88.6%	16,108
% Margin	0.2%	5.2%	27.8%	-21.7%	2.9%	7.7%	10.4%
Other income (expense)
Interest expense	(13,575)	(13,842)	(12,797)	(11,016)	(51,230)	(9,459)	(8,591)	37.9%	5,251
Other, net	183	1,331	1,394	(1,685)	1,223	1,359	287	-78.4%	(1,044)
Total other income (expense)	(13,392)	(12,511)	(11,403)	(12,701)	(50,007)	(8,100)	(8,304)	33.6%	4,207

Earnings (loss) before income taxes	(12,753)	5,674	85,977	(88,659)	(9,761)	17,458	25,989	358.0%	20,315
Income taxes	937	(3,521)	30,977	(30,374)	(1,981)	6,808	10,136	-387.9%	(13,657)

Net earnings (loss)	(13,690)	9,195	55,000	(58,285)	(7,780)	10,650	15,853	72.4%	6,658

Diluted earnings (loss) per share	(0.17)	0.11	0.69	(0.76)	(0.10)	0.14	0.20	81.8%	0.09

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

								Q2 FY08 to Q2 FY09
	06/30/07	09/30/07	12/31/07	03/31/08	FY2008	06/30/08	09/30/08%		$
Revenue:

Services	240,392	245,033	244,646	239,700	969,771	236,695	233,605	-4.7%	(11,428)
Products	94,277	103,821	106,113	110,097	414,308	94,378	95,330	-8.2%	(8,491)

Total revenue	334,669	348,854	350,759	349,797	1,384,079	331,073	328,935	-5.7%	(19,919)

Income from Operations:

Services	34,070	35,859	42,723	1,022	113,674	38,626	40,649	13.4%	4,790
Products	2,164	11,674	12,047	19,858	45,743	4,578	8,485	-27.3%	(3,189)
Corporate & Other	(35,595)	(29,348)	42,610	(96,837)	(119,170)	(17,646)	(14,841)	-49.4%	14,507

Total Income from Operations	639	18,185	97,380	(75,957)	40,247	25,558	34,293	88.6%	16,108

Margin:

Services	14.2%	14.6%	17.5%	0.4%	11.7%	16.3%	17.4%
Products	2.3%	11.2%	11.4%	18.0%	11.0%	4.9%	8.9%

Total	0.2%	5.2%	27.8%	-21.7%	2.9%	7.7%	10.4%